UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SURFACE ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Surface Oncology Announces ISS and Glass Lewis Both Recommend

Stockholders Vote “FOR” the Proposed Merger with Coherus BioSciences

Urges Stockholders to Vote Promptly to Ensure Their Shares

are Represented at the September 7th Special Meeting

CAMBRIDGE, Mass., August 31, 2023 (GLOBE NEWSWIRE) — Surface Oncology, Inc. (Nasdaq: SURF) (“Surface”), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that both Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) have recommended Surface stockholders vote “FOR” the adoption of Surface’s merger agreement (the “merger agreement”) with Coherus BioSciences, Inc. (Nasdaq: CHRS) (“Coherus”).

ISS and Glass Lewis are the leading independent, third-party proxy advisors to thousands of institutional investors and pension funds. Both advisory firms believe the proposed adoption of the merger agreement presents the greatest opportunity for stockholders of Surface to realize value.

Proposed Merger of Surface Oncology and Coherus BioSciences

As announced on June 16, 2023, the proposed mergers contemplated by the merger agreement will strengthen Coherus’ pipeline with global rights to two innovative, competitively positioned, clinical-stage assets: SRF388, the only IL-27 targeted antibody in clinical development which has demonstrated activity as a monotherapy and in combination with checkpoint inhibitors; and SRF114, a high affinity, fully human antibody demonstrated to specifically bind to CCR8. SRF388 and SRF114 have potential as monotherapy and as combination treatments with other immuno-oncology agents, including Coherus’ toripalimab.

Surface anticipates it will have net cash of $20 million to $25 million at the closing of the proposed mergers. Should Surface stockholders fail to approve the adoption of merger agreement, Surface anticipates its remaining cash and cash equivalents would provide runway through the end of 2023 and the board of directors of Surface (the “Surface board of directors”) would pursue viable strategic alternatives, including bankruptcy or dissolution proceedings.

“We believe the proposed merger offers a unique and critical opportunity for Surface stockholders—the benefits are clear,” commented Rob Ross, MD, President and Chief Executive Officer. “The stock for stock transaction, valued at up to $65 million when announced, represents an approximate three-fold premium over our anticipated net cash at closing. Shareholders will also receive CVRs based on potential future payments for previously partnered assets and for potential ex-US licensing.”

The Surface board of directors unanimously recommends that all stockholders vote FOR the adoption of the merger agreement.

Special Meeting of Surface Stockholders

Surface has scheduled a Special Meeting of Stockholders (the “Special Meeting”) to approve the adoption of the merger agreement on September 7, 2023, at 10:00 a.m., Eastern Time.

Since approval of the adoption of the merger agreement requires support by at least a majority of Surface’s outstanding common stock, failure to vote will have the same effect as a vote against the adoption of the merger agreement. Surface stockholders seeking more information on how to vote may contact Surface’s proxy solicitor, Innisfree M&A Incorporated, at +1 (877) 717-3904 (toll-free from the U.S. and Canada) or at +1 (412) 232-3651 (from other countries).

About SRF388

SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface has identified particular tumor types, including liver and lung cancer, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. SRF388 targets the rate-limiting p28 subunit of IL-27, and preclinical studies have shown that treatment with SRF388 blocks the immunosuppressive biologic effects of IL-27, resulting in immune cell activation in combination with other cancer therapies including anti-PD-1 therapy, as well as potent anti-tumor effects as a monotherapy. Furthermore, Surface has identified a potential biomarker associated with IL-27 that may be useful in helping to identify patients most likely to respond to SRF388. In November 2020, Surface announced that SRF388 was granted Orphan Drug designation and Fast Track designation for the treatment of refractory hepatocellular carcinoma from the United States Food and Drug Administration.

About SRF114

SRF114 is a fully human, afucosylated anti-CCR8 antibody designed to preferentially deplete CCR8+ Treg cells within the tumor microenvironment. In preclinical studies, Surface has shown that SRF114 induces antibody-dependent cellular cytotoxicity (ADCC) and/or antibody-dependent cellular phagocytosis (ADCP) pathways to deplete intratumoral Treg cells. In addition, SRF114 reduced tumor growth in murine models. These findings support the advancement of SRF114 as a therapeutic candidate that holds the potential to drive anti-tumor immunity in patients.

About Surface Oncology

Surface is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned programs; SRF388, a Phase 2 program which targets IL-27, and SRF114, a Phase 1 program, which selectively depletes regulatory T cells in the tumor microenvironment via targeting CCR8. In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; Phase 1). Surface’s novel, investigational cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Forward-Looking Statements

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated June 15, 2023, by and among Coherus, Crimson Merger Sub I, Inc. (“Merger Sub I”), Crimson Merger Sub II, LLC (“Merger Sub II”), and Surface. This communication includes includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended about the proposed transaction between Coherus and Surface and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Surface and Coherus. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity,” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the proposed transaction and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to Surface, Coherus or the combined company, post-closing operations and the outlook for the companies’ businesses; prospective developments or results in the pipelines of Coherus, Surface or the combined company and expansion of Coherus’ I-O franchise; the prospects for approval of toripalimab; Surface’s, Coherus’ or the combined company’s targets, plans, objectives or goals for future operations, including those related to Surface’s and Coherus’ product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; projections of or targets for revenues, costs, and other financial measures; future economic performance and the assumptions underlying or relating to such statements. These statements are based on Surface’s and Coherus’ current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction; uncertainties as to Surface’s ability to obtain the approval of Surface’s stockholders required to consummate the proposed transaction; the occurrence of events that may give rise to a right of one or both of Surface and Coherus to terminate the merger agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity or regulatory authority may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Surface and Coherus, or at all; the risk that Surface and Coherus may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with Surface’s or Coherus’ employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of Surface’s or Coherus’ common stock and/or Surface’s or Coherus’ operating or financial results; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks that holders of the contingent value rights (“CVRs”) will not receive payments in respect of the CVRs; uncertainties as to the long-term value of Coherus’ common stock, including the dilution caused by Coherus’ issuance of additional shares of common stock in connection with the proposed transaction; unknown liabilities related to Surface or Coherus; the nature, cost and outcome of any litigation and other legal proceedings involving Surface, Coherus or their respective directors, including any legal proceedings related to the proposed transaction; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of Surface’s or Coherus’ programs or product candidates; risks related to any loss of Surface’s or Coherus’ patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Surface’s or Coherus’ product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Surface, Coherus and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by Surface, Coherus, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Surface’s or Coherus’ product candidates, and the impact of studies (whether conducted by Surface, Coherus or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Surface’s or Coherus’ material contracts or arrangements; risks related to competition for Surface’s or Coherus’ product candidates; Surface’s or Coherus’ ability to successfully develop or commercialize Surface’s or Coherus’ product candidates; Surface’s, Coherus’, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Surface’s or Coherus’ product candidates; unexpected increases in costs and expenses with respect to the potential transaction or Surface’s or Coherus’ business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Surface’s and Coherus’ respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the mergers or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in Surface’s and Coherus’ respective filings with the SEC, including each of their Annual Reports on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC, as well as the Registration Statement on Form S-4, as amended, which includes the proxy statement of Surface that also constitutes the prospectus of Coherus, which proxy statement/prospectus was mailed to Surface’s stockholders on or about July 26, 2023. Surface and Coherus also plan to file other relevant documents with the SEC regarding the proposed transaction. Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Surface’s and Coherus’ management, and the reader is cautioned not to rely on any forward-looking statements made by Surface or Coherus. Unless required by law, neither Surface nor Coherus is under any duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Coherus and Surface filed a Registration Statement on Form S-4 with the SEC on July 7, 2023 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed on July 24, 2023 (together with the Initial Registration Statement, the “Registration Statement”). The Registration Statement was declared effective by the SEC on July 26, 2023. The Registration Statement includes a document that serves as a prospectus of Coherus and a proxy statement/prospectus of Surface, and each party may also file other documents regarding the proposed transaction with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION.

You may obtain a free copy of the Registration Statement, proxy statement/prospectus and other relevant documents (if and when they become available) that are or will be filed with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Surface will be available free of charge on Surface’s website at https://www.investors.surfaceoncology.com/financial-information/sec-filings or by contacting Surface’s Investor Relations Department at IR@surfaceoncology.com. Copies of the documents filed with the SEC by Coherus will be available free of charge on Coherus’ website at https://investors.coherus.com/financial-information/sec-filings or by contacting Coherus’ Investor Relations Department at IR@coherus.com.

Participants in the Solicitation

Coherus, Surface and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Coherus, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Coherus’ proxy statement for its 2023 Annual General Meeting, which was filed with the SEC on April 17, 2023, the Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 6, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of Surface, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Surface’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 9, 2023 and amended on May 1, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus included in the Registration Statement, and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the proxy statement/prospectus, included in the Registration Statement, carefully before making any voting or investment decision. You may obtain free copies of these documents from Surface or Coherus using the sources indicated above.

Contact

Jessica Fees

Chief Financial Officer

jfees@surfaceoncology.com